UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2015

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the third quarter of the 2015 fiscal year of Shiloh Industries, Inc. (the “Company”), management implemented an enhanced balance sheet review process across all of the Company’s 21 manufacturing facilities. In the course of implementing this new process, management encountered preliminary indications of accounting irregularities with respect to the accounting for inventoried costs, the majority of which was associated with a surcharge assessed on steel at the Company’s facility in Wellington, Ohio. As a result, management promptly notified the Audit Committee and the Company’s independent registered public accounting firm. After receiving this information from management, the Audit Committee commenced a formal investigation to assess the nature and extent of any misstatements, and their potential effect on previously issued financial statements and management’s assessment of internal control over financial reporting. The Company, at the direction of the Audit Committee, retained independent third-party advisors to assist with this investigation.

The investigation by the Audit Committee, with the assistance of management and independent third-party advisors, determined that an employee with functional responsibilities at the Company’s Wellington facility had circumvented certain internal controls resulting in an understatement of the cost of sales related to inventoried costs, the majority of which was associated with a surcharge assessed on steel at the Company’s Wellington facility. The enhanced balance sheet review process included an examination of selected accounts at the Company’s other facilities. No other misstatements were discovered during this review process.
Based on the results of its investigation into these misstatements, the Audit Committee with the assistance of management and independent third-party advisors determined that previously reported consolidated cost of sales for the three-month periods ended January 31, 2015 and April 30, 2015 are understated by approximately $1.7 million and $1.1 million, respectively, resulting in cumulative overstatements of reported gross profit of $1.9 million and $1.3 million, respectively, and net income of approximately $1.2 million and $0.8 million, respectively.
On September 11, 2015, after analyzing these misstatements and consulting with management and independent third-party advisors involved in the investigation, the Audit Committee concluded that the financial statements for the three-month periods ended January 31, 2015 and the three- and six-month periods ended April 30, 2015 should be restated and therefore should no longer be relied upon. The Audit Committee discussed the restatement with its independent registered public accounting firm.
The financial statements for the three-month period ended January 31, 2015 and three-month and six-month periods ended April 30, 2015 were included in the Company’s Quarterly Reports on Form 10-Q filed on March 11, 2015 and June 5, 2015, respectively. The Company will amend both Quarterly Reports on Form 10-Q in order to correct the misstatements and related disclosures on September 14, 2015.
The Company's internal control over financial reporting may not prevent or detect misstatements because of inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. To that end, the Company concluded that certain controls relating to journal entries and account reconciliations were circumvented by an employee with functional responsibilities at the Wellington manufacturing plant. In light of these circumstances, the Company has determined that a material weakness existed in the Company’s internal control over financial reporting at January 31, 2015 and April 30, 2015 as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. The Company has taken additional remediation steps, including replacing the financial leader at the Company’s Wellington facility, continuing to evaluate additional organizational changes, reassigning detailed reconciliations of interrelated accounts to trusted, experienced employees from both corporate and plant personnel, implementing new internal reporting procedures, retraining employees in key internal control measures, utilizing subject matter experts across different facilities and enhancing management oversight over the Company’s Wellington facility until remediation is completed. The Company continues to evaluate whether any additional remediation measures are necessary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, Gary DeThomas was appointed as the principal accounting officer of the Company, effective September 8, 2015. Mr. DeThomas, who serves as Vice President Corporate Controller, joined the Company in March 2015.
Prior to joining the Company, Mr. DeThomas, 52, worked at Techtronic Industries, a designer, manufacturer and marketer of power tools, outdoor power equipment and floor care appliances, beginning in June 2013. While at Techtronic Industries, Mr. DeThomas was Vice President and Chief Financial Officer of the Floor Care Division. Prior to that, Mr. DeThomas served as the Vice President and Chief Financial Officer for King Systems, a manufacturer and distributor of medical devices, from 2011 until June 2013. Mr. DeThomas also served as Vice President, Controller of North American Tire Division for Cooper Tire & Rubber Company, the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car and light truck tires, from 2008 until 2011. He has also served in various leadership roles for Owens Corning and Motorola. Mr. DeThomas earned his master’s of business administration degree from the University of Chicago and a bachelor’s degree in finance from Bowling Green State University.
There is no arrangement or understanding between Mr. DeThomas and any other person pursuant to which Mr. DeThomas was appointed as the principal accounting officer of the Company, and there are no transactions in which Mr. DeThomas has an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with Mr. DeThomas.
Effective September 8, 2015, Thomas Dugan, Vice President Finance and Treasurer, who previously served as principal financial officer and principal accounting officer of the Company, will continue to serve as the Company’s principal financial officer.

FORWARD-LOOKING STATEMENTS

Certain statements made by the Company in this Current Report on Form 8-K regarding the Company’s operating performance, events or developments that the Company believes or expects to occur in the future, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management’s assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the outcome of the Company’s investigation of accounting for certain costs at the Company’s Wellington facility; the ability of the Company to successfully remediate the material weakness related to its internal controls; the impact on historical financial statements as a result of the investigation described above; the ability of the Company to accomplish its strategic objectives; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company’s ability to realize cost savings expected to offset price concessions; the Company’s ability to successfully integrate acquired businesses, including businesses located outside of the United States; risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company’s facilities and that of the Company’s customers or suppliers; the Company’s dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company’s customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, the Company’s primary raw materials, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company’s other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management’s analysis only as of the date of this Current Report on Form 8-K.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	September 14, 2015	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer